EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American River Bankshares

          We consent to the incorporation by reference in Registration Statement (No. 333-162616) on Pre-effective Amendment No. 2 on Form S-1 of American River Bankshares of our report dated March 5, 2009, relating to our audits of the consolidated statements, which appear in the Annual Report on Form 10-K of American River Bankshares for the year ended December 31, 2008.

          We also consent to the reference to our firm under the caption “EXPERTS” in the prospectus, which is part of this Registration Statement.

/s/ Perry-Smith LLP

Sacramento, California November 25 , 2009